                                                                EXHIBIT 99.1


                                   KIRKLAND'S

--------------------------------------------------------------------------------

                                                                 News Release
Contact: Rennie Faulkner
         Executive Vice President & CFO
         (731) 668-2444


                    KIRKLAND'S REPORTS FOURTH QUARTER RESULTS

JACKSON, Tenn. (March 17, 2005) -- Kirkland's, Inc. (NASDAQ/NM: KIRK) today reported financial results for the 13-week and 52-week periods ended January 29, 2005. The Company also announced that it will restate its prior period financial statements to reflect certain corrections to its lease-related accounting.

         Net sales for the 13 weeks ended January 29, 2005, increased 8.7% to $144.3 million from $132.7 million for the 13 weeks ended January 31, 2004. Comparable store sales for the fourth quarter of fiscal 2004 decreased 4.9% compared with a 4.7% decrease for the fourth quarter of fiscal 2003. Net income for the fourth quarter of fiscal 2004 was $11.6 million, or $0.59 per diluted share, compared with $14.4 million, or $0.73 per diluted share, for the prior-year period.

         Net sales for the 52 weeks ended January 29, 2005, increased 6.8% to $394.4 million from $369.2 million for the 52 weeks ended January 31, 2004. Comparable store sales for 2004 decreased 5.2% compared with a 0.2% decrease in the prior year. The Company reported net income of $6.6 million, or $0.34 per diluted share, for fiscal 2004 compared with $18.0 million, or $0.92 per diluted share, for the prior year.

         Robert E. Alderson, Kirkland's President and Chief Executive Officer, said, "Our earnings for the fourth quarter were in line with our expectations. Sales gains were difficult to achieve throughout the quarter, particularly in several of our key home decor categories. We did make good progress during the quarter on our work to institute better buying practices and SKU control. We believe that these initiatives will lead to a more focused and productive merchandise offering in the months ahead. Year-end inventories were lean, and we anticipate significant new merchandise receipts between now and Mother's Day."

First Quarter and Fiscal 2005 Outlook

         The Company issued guidance for the first quarter ending April 30, 2005, of a net loss of $0.07 to $0.10 per diluted share, compared with net income of $0.04 per diluted share in the prior-year period. Net sales are expected to be $85 million to $88 million, with a comparable store sales decrease of 6% to 9% compared with net sales of $82.6 million and a comparable store sales increase of 1.5% in the prior-year period.


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           805 N. Parkway | Jackson, Tennessee 38305 | (731) 668-2444

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KIRK Reports Fourth Quarter Results
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March 17, 2005


         The Company expects to report earnings for fiscal 2005 in a range of $0.53 to $0.63 per diluted share, net sales of approximately $440 million to $450 million, and a comparable store sales increase of 0% to 3%. The Company expects to open 55 to 60 new stores and close 30 stores, or a net increase of 25 to 30 stores, in fiscal 2005.

         The Company intends to adopt SFAS No. 123(R), "Share Based Payment" related to the recognition of stock-based compensation expense, effective with the third quarter of fiscal 2005. The Company expects the impact of this adoption, which is reflected in its guidance, to be approximately $0.01 to $0.02 per diluted share for fiscal 2005.

         Mr. Alderson commented, "We continue to be pleased with the performance of our non-mall stores. With a number of mall leases expiring in the first half of fiscal 2005, we have elected to aggressively close some of these locations in favor of off-mall stores. We will continue to evaluate our new store opportunities on a market-by-market basis, but the future of Kirkland's is in off-mall venues such as power centers, lifestyle centers and free-standing stores. The vision for our real estate strategy is clear, and we believe an important component to driving operating margin and earnings improvement over the next couple of years.

         "Current business conditions dictate a cautious sales outlook, particularly for the first half of the year. While overall traffic trends due to continued home decor softness are an ongoing issue for the industry and Kirkland's, our store associates are focused on and motivated to enhance the shopping experience in our stores and to convert customer visits to sales. We also continue to strengthen the capability and practices of our merchandising team. When coupled with an intensified effort to understand and communicate with our customers, we expect to make steady improvement throughout 2005 in satisfying customers and maximizing our sales opportunities. A more efficient logistics operation will also play an important role in ensuring that our stores are stocked with the correct merchandise in appropriate quantities."

Lease-Related Accounting Adjustments

         In response to the recent attention given to various aspects of accounting for leases by the Securities and Exchange Commission and many other retailers, the Company has reviewed its accounting methods in this area. As a result of this review, the Company has corrected certain of its lease-related accounting methods and will restate prior period financial statements in its annual report on Form 10-K for fiscal 2004.

         Historically, the Company had recognized rent expense for leases on a straight-line basis beginning on the earlier of the store opening date or lease commencement date. This had the effect of excluding the build-out period from the calculation of the period over which rent is expensed. The Company has determined, after re-examination of the applicable accounting literature, that it will correct this practice to include the build-out period in the calculation of the period over which rent is expensed. The Company reached this determination on March 14, 2005, after consultation with the Audit Committee of its Board of Directors.

         The Company had already disclosed in its Form 8-K filing on December 15, 2004, that it intended to restate financial statements for the first two quarters of fiscal 2004 and fiscal 2003 to correct its accounting for landlord allowances. Historically, the Company had netted tenant


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KIRK Reports Fourth Quarter Results
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March 17, 2005


allowances from landlords against the related leasehold improvements. These incentives are now recorded as deferred rent and amortized as reductions to lease expense over the lease term.

         Corrections to these lease-related accounting methods are reflected in the reported financial results included in this release and in the Company's fiscal 2005 financial guidance. The impact of these corrections to fiscal 2003 results was to reduce net income by $102,000, or $0.01 per diluted share. The Company plans to restate the historical financial information related to fiscal 2002, fiscal 2003 and the first three quarters of fiscal 2004 in its Form 10-K for the year ended January 29, 2005.

Investor Conference Call and Web Simulcast

         Kirkland's will conduct a conference call on March 17, 2005, at 10:00 a.m. EST to discuss the fourth quarter earnings release and other Company developments, including the outlook for fiscal 2005. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until March 24, 2005, by dialing (719) 457-0820 and entering the passcode, 1491855.

         Kirkland's will also host a live broadcast of its conference call on March 17, 2005, 10:00 a.m.EST online at the Company's website, www.kirklands.com, as well as http://phx.corporate-ir.net/playerlink.zhtml?c=131653&s=wm&e=1003316. The webcast replay will follow shortly after the call and will continue until March 31, 2005.

         Kirkland's, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 310 stores in 37 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company's stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on April 15, 2004. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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KIRK Reports Fourth Quarter Results
Page 4
March 17, 2005




                                KIRKLAND'S, INC.
              UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                           13 WEEKS ENDED
                                                    JANUARY 29,      JANUARY 31,
                                                        2005            2004
                                                        ----            ----
                                                                      (RESTATED)
Net sales                                             $ 144,302       $ 132,718
Cost of sales                                            90,352          81,441
                                                      ---------       ---------
  Gross profit                                           53,950          51,277

Operating expenses:
  Other operating expenses                               31,299          23,785
  Lease termination charge                                 --             1,053
  Depreciation and amortization                           3,630           2,703
  Non-cash stock compensation charge                         (2)             67
                                                      ---------       ---------
  Operating income                                       19,023          23,669

Interest expense:
  Revolving line of credit                                   44             109
  Amortization of debt issue costs                            4              52
Interest income                                             (50)            (15)
Other income                                                (80)            (64)
                                                      ---------       ---------
   Income before income taxes                            19,105          23,587
Income tax provision                                      7,544           9,232
                                                      ---------       ---------
       Net income                                     $  11,561       $  14,355
                                                      =========       =========

Earnings per share:
 Basic                                                $    0.60       $    0.75
                                                      =========       =========
 Diluted                                              $    0.59       $    0.73
                                                      =========       =========

Shares used to calculate earnings per share:
  Basic                                                  19,263          19,140
                                                      =========       =========
  Diluted                                                19,566          19,566
                                                      =========       =========





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KIRK Reports Fourth Quarter Results
Page 5
March 17, 2005



                                KIRKLAND'S, INC.
              UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           52 WEEKS ENDED
                                                    JANUARY 29,      JANUARY 31,
                                                        2005           2004
                                                        ----           ----
                                                                     (RESTATED)

Net sales                                             $ 394,429       $ 369,158
Cost of sales                                           267,638         241,845
                                                      ---------       ---------
  Gross profit                                          126,791         127,313

Operating expenses:
  Other operating expenses                              103,046          86,497
  Lease termination charge                                 --             1,053
  Depreciation and amortization                          12,055           9,325
  Non-cash stock compensation charge                        209             269
                                                      ---------        --------
  Operating income                                       11,481          30,169

Interest expense:
  Revolving line of credit                                  412             485
  Loss on early termination of indebtedness                 364            --
  Amortization of debt issue costs                          147             210
Interest income                                             (96)            (34)
Other income                                               (233)           (174)
                                                      ---------       ---------
   Income before income taxes                            10,887          29,682
Income tax provision                                      4,298          11,641
                                                      ---------       ---------
       Net income                                     $   6,589       $  18,041
                                                      =========       =========

Earnings per share:
 Basic                                                $    0.34       $    0.95
                                                      =========       =========
 Diluted                                              $    0.34       $    0.92
                                                      =========       =========

Shares used to calculate earnings per share:
  Basic                                                  19,231          19,048
                                                      =========       =========
  Diluted                                                19,543          19,545
                                                      =========       =========




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KIRK Reports Fourth Quarter Results
Page 6
March 17, 2005



                                KIRKLAND'S, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                        JANUARY 29,   JANUARY 31,
                                                            2005         2004
                                                            ----         ----
                                                                      (RESTATED)
ASSETS

Current assets:
  Cash and cash equivalents                              $ 17,912       $ 17,423
  Inventories, net                                         37,073         41,574
  Other current assets                                      9,667          9,383
                                                         --------       --------
       Total current assets                                64,652         68,380

Property and equipment, net                                64,020         46,246
Other long-term assets                                      1,465          2,188
                                                         --------       --------

Total Assets                                             $130,137       $116,814
                                                         ========       ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Revolving line of credit                                 $   --         $   --
Accounts payable                                           22,199         19,995
Other current liabilities                                  14,936         20,572
                                                         --------       --------
     Total current liabilities                             37,135         40,567

Other long-term liabilities                                27,882         18,175
                                                         --------       --------
     Total liabilities                                     65,017         58,742
                                                         --------       --------

Net shareholders' equity                                   65,120         58,072
                                                         --------       --------

Total Liabilities and Shareholders' Equity               $130,137       $116,814
                                                         ========       ========




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